Exhibit 99

NIC Earns 16 Cents Per Share in Second Quarter 2013; Total Revenues Increase 27 Percent, Contributing to 67 Percent Rise in Operating Income

Strong performance by several non-DMV services, plus revenue contributions from newer portals drive record quarterly results

OLATHE, Kan.--(BUSINESS WIRE)--August 1, 2013--NIC Inc. (NASDAQ: EGOV), the leading provider of eGovernment services, today announced net income of $10.8 million and earnings per share of 16 cents on total revenues of $65.9 million for the three months ended June 30, 2013. Operating income increased 67 percent to $17.7 million for the quarter. In the second quarter of 2012, the company reported net income of $6.1 million and earnings per share of 9 cents on total revenues of $52.0 million.

Quarterly portal revenues were a record $62.1 million, a 27 percent increase over second quarter 2012. On a same-state basis, portal revenues were up 19 percent in the current quarter. Same-state, transaction-based revenues from non-driver record (non-DMV) services rose 40 percent over second quarter 2012 through strong performance from several key services, including a new court fee payment service launched in Colorado, the Texas motor vehicle inspection service as part of the DPS Direct suite of services, and from several eGovernment services in New Jersey. Same-state DMV revenues increased 5 percent in the second quarter of 2013.

Current quarter revenues from the Company’s newer portals in Maryland, Oregon, and Pennsylvania totaled $5.2 million compared to $1.3 million in revenues from the Maryland and Oregon portals in the prior year quarter.

As previously disclosed by the Company, the Pennsylvania Treasury issued a press release stating that it had rejected four invoices, totaling approximately $3.5 million, for eGovernment services provided to the Commonwealth through April 30, 2013 by the Company’s subsidiary, Pennsylvania Interactive, LLC (PI), because the administration had not obtained approvals from the Attorney General for what the Treasurer characterized as “amendments” to the Commonwealth’s Master Contract with PI, insufficient justification of the specific payment amounts requested, and an inadequate basis for granting a no-bid contract if cash payments from the Commonwealth were to be included. Accounts receivable totaled $5.1 million for revenues earned since the commencement of the contract with the Commonwealth on January 1, 2013 through June 30, 2013.

“NIC continues to operate in good faith under the contract and is in the early stages of discussing this matter with Commonwealth administration officials,” said Harry Herington, NIC Chief Executive Officer and Chairman of the Board.

Portal gross profits increased to $27.2 million, a 47 percent increase over the prior year quarter. NIC’s portal gross profit percentage was 44 percent in the current quarter, up from 38 percent in the prior year quarter, driven mainly by strong same-state revenue growth and meaningful revenue contributions from newer portals in the current quarter, and by start-up dilution from the Oregon portal in the prior year quarter. Cost of portal revenues in the current quarter included approximately $0.2 million of costs related to the Company’s new Wisconsin portal.

“The core of our business is delivering services that make interacting with government secure and efficient,” added Herington. “Launching new services in both current and newer states and driving adoption of existing services resulted in strong growth this quarter.”

Selling & administrative expenses in the current quarter increased 20 percent, or $1.7 million, from the second quarter of 2012. However, as a percentage of total revenues, selling & administrative expenses were 15 percent in the current quarter, down from 16 percent in the prior year quarter. The current quarter increase in selling & administrative expenses was primarily attributable to higher costs to enhance corporate-wide information technology and security infrastructure as a result of the Company’s growth and higher executive and non-executive management incentive compensation and benefit costs.

In addition, the Company incurred approximately $1.9 million in legal fees and other third-party costs in the second quarter of 2013 in connection with the previously disclosed SEC investigation and related matters. These expenses were reduced by approximately $1.5 million of reimbursement by the Company’s directors’ and officers’ liability insurance carrier. Selling & administrative expenses in the prior year quarter included approximately $1.5 million of expense related to the SEC matter, which were reduced by approximately $1.4 million of insurance reimbursement by the Company’s insurance carrier.

“Our second quarter results exemplified the key growth drivers of NIC’s business, from the newest portals to long-established services,” said Steve Kovzan, NIC’s Chief Financial Officer. “Our strong year-to-date results have exceeded our expectations, putting us currently on pace to comfortably meet or exceed the high end of our previously issued total revenue and earnings estimates for the year.”

Operational Highlights

As previously announced, during the second quarter of 2013, Wisconsin became the Company’s newest state partner. The Company’s wholly owned subsidiary, Wisconsin Interactive Network, LLC, will provide self-funded eGovernment services for the state and manage its official web portal, http://www.wisconsin.gov. The five-year agreement extends through 2018, and includes five, one-year renewals that the state can exercise to extend the contract to 2023.

Also during the second quarter, the states of New Jersey and New Mexico signed one-year renewal extensions, taking their contracts through June 2014. Idaho signed a two-year renewal extension, taking its contract through June 2015. Vermont signed a new three-year contract resulting from Vermont Interactive’s win of the state’s re-bid RFP. The new contract includes a three-year renewal extension that can be exercised at the option of the state.

Second Quarter Earnings Call and Webcast Details

On the call, the Company will discuss its 2013 second quarter, and answer questions from the investment community. The call may also include discussion of company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information

Thursday, August 1, 2013
4:30 p.m. (EDT)

Call bridge:	800-762-8779 (U.S. callers) or 480-629-9818 (international callers)
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen: The Webcast system is available at http://www.egov.com/investors. A replay of the Webcast will be available until 11 p.m. (EDT) on February 3, 2014, by visiting http://www.egov.com/investors.

About NIC

NIC Inc. (NASDAQ: EGOV) is the leading provider of enterprise-wide, official state eGovernment services and secure government payment processing solutions. The Company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. The NIC family of companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies across the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; NIC’s ability to collect outstanding accounts receivable from the Commonwealth of Pennsylvania; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks; general economic conditions; and the other important cautionary statements and risk factors described in NIC's 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Portal revenues	$62,094	$49,042	$120,136	$94,754
Software & services revenues	3,844	2,940	7,026	5,971
Total revenues	65,938	51,982	127,162	100,725
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	34,899	30,550	67,661	59,301
Cost of software & services revenues, exclusive of depreciation & amortization	1,189	1,008	2,292	1,966
Selling & administrative	10,058	8,383	19,667	16,318
Amortization of acquisition-related intangible assets	-	81	-	161
Depreciation & amortization	2,049	1,319	4,076	2,630
Total operating expenses	48,195	41,341	93,696	80,376
Operating income	17,743	10,641	33,466	20,349
Other expense, net	(2)	-	(21)	(1)
Income before income taxes	17,741	10,641	33,445	20,348
Income tax provision	6,933	4,548	12,681	8,627
Net income	$10,808	$6,093	$20,764	$11,721

Basic net income per share	$0.16	$0.09	$0.32	$0.18
Diluted net income per share	$0.16	$0.09	$0.32	$0.18

Weighted average shares outstanding:
Basic	64,890	64,489	64,800	64,393
Diluted	64,890	64,489	64,800	64,393

Key Financial Metrics:
Revenue growth - outsourced portals	27%	12%	27%	13%
Same state revenue growth - outsourced portals	19%	6%	18%	8%
Recurring portal revenue as a % of total portal revenues	94%	90%	95%	91%
Gross profit % - outsourced portals	44%	38%	44%	37%
Revenue growth - software & services	31%	11%	18%	19%
Gross profit % - software & services	69%	66%	67%	67%
Selling & administrative expenses as a % of total revenues	15%	16%	15%	16%
Operating income as a % of total revenue	27%	20%	26%	20%

Portal Revenue Analysis:
DMV transaction-based	$22,030	$17,697	$44,792	$35,116
Non-DMV transaction-based	34,005	24,298	64,175	46,610
Portal software development	3,494	4,697	6,039	8,328
Portal management	2,565	2,350	5,130	4,700
Total portal revenues	$62,094	$49,042	$120,136	$94,754

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$80,688	$62,358
Trade accounts receivable, net	69,610	55,261
Deferred income taxes, net	956	887
Prepaid expenses & other current assets	7,185	9,340
Total current assets	158,439	127,846
Property and equipment, net	14,548	16,025
Intangible assets, net	1,470	1,016
Other assets	255	253
Total assets	$174,712	$145,140

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,220	$43,664
Accrued expenses	18,771	18,948
Other current liabilities	1,388	208
Total current liabilities	68,379	62,820

Deferred income taxes, net	2,277	2,050
Other long-term liabilities	2,060	1,346
Total liabilities	72,716	66,216

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 64,908 and 64,628 shares issued and outstanding	6	6
Additional paid-in capital	86,616	84,308
Retained earnings (accumulated deficit)	15,374	(5,390)
Total stockholders' equity	101,996	78,924
Total liabilities and stockholders' equity	$174,712	$145,140

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in	Retained Earnings
	Shares	Amount	Capital	(Accumulated Deficit)	Total
Balance, January 1, 2013	64,628	$6	$84,308	$(5,390)	$78,924
Net income	-	-	-	20,764	20,764
Restricted stock vestings	275	-	83	-	83
Dividend equivalents cancelled upon forfeiture of performance-based restricted stock awards	-	-	50	-	50
Shares surrendered and cancelled upon vesting of restricted stock to satisfy tax withholdings	(83)	-	(1,409)	-	(1,409)
Stock-based compensation	-	-	2,077	-	2,077
Tax deductions relating to stock-based compensation	-	-	736	-	736
Shares issuable in lieu of dividend payments on unvested performance-based restricted stock awards	-	-	(133)	-	(133)
Issuance of common stock under employee stock purchase plan	88	-	904	-	904
Balance, June 30, 2013	64,908	$6	$86,616	$15,374	$101,996

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$10,807	$6,093	$20,764	$11,721
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangible assets	-	81	-	161
Depreciation & amortization	2,049	1,319	4,076	2,630
Stock-based compensation expense	1,199	1,134	2,077	1,857
Deferred income taxes	(282)	(334)	(820)	(464)
Loss on disposal of property and equipment	2	-	21	1
Changes in operating assets and liabilities:
(Increase) in trade accounts receivable, net	(3,666)	(6,924)	(14,349)	(5,823)
(Increase) decrease in prepaid expenses & other current assets	1,973	(1,049)	3,133	(2,586)
(Increase) in other assets	(1)	(1)	(2)	(2)
Increase in accounts payable	3,718	5,105	4,556	3,153
Increase (decrease) in accrued expenses	1,229	1,605	(1,672)	(502)
Increase (decrease) in other current liabilities	1,165	(138)	1,180	(100)
Increase (decrease) in other long-term liabilities	229	(23)	714	(73)
Net cash provided by operating activities	18,422	6,868	19,678	9,973

Cash flows from investing activities:
Purchases of property and equipment	(1,256)	(1,452)	(2,258)	(2,664)
Capitalized internal use software development costs	(350)	(212)	(730)	(349)
Net cash used in investing activities	(1,606)	(1,664)	(2,988)	(3,013)

Cash flows from financing activities:
Proceeds from employee common stock purchases	-	-	904	806
Tax deductions related to stock-based compensation	155	73	736	770
Net cash provided by financing activities	155	73	1,640	1,576

Net increase in cash	16,971	5,277	18,330	8,536
Cash, beginning of period	63,717	64,898	62,358	61,639
Cash, end of period	$80,688	$70,175	$80,688	$70,175

Other cash flow information:
Non-cash investing activities:
Capital expenditures accrued but not yet paid	$86	$2,964	$86	$2,964

Cash payments:
Income taxes paid	$3,193	$4,617	$6,194	$8,649
Cash dividends on common stock previously restricted for payment of dividend	$-	$-	$-	$16,231

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
adavied@egov.com